Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Acorn Energy, Inc. (“Acorn”) of all the issued and outstanding shares of Coreworx, Inc. (“Coreworx”) on August 13, 2008 in a transaction accounted for as a purchase business combination.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") as of June 30, 2008 has been prepared as if the acquisition occurred on June 30, 2008. The Pro Forma Balance Sheet combines the historical consolidated balance sheet of Acorn, which is the historical unaudited consolidated balance sheet of Acorn included in Acorn’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2008 and the uanaudited balance sheet of Coreworx, which is included herein, at June 30, 2008, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") have been prepared as if the acquisition had occurred on January 1, 2007. These Pro Forma Statements of Operations combine the historical consolidated statements of operations of Acorn for the year ended December 31, 2007 included in Acorn’s Form 10-K for the Fiscal Year Ended December 31, 2007 and the historical consolidated statement of operations the six months ended June 30, 2008 included in Acorn’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2008, , with the historical consolidated statements of operations of Coreworx for the year ended December 31, 2007 and the six months ended June 30, 2008, respectively, which are included herein, and give effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The unaudited pro forma adjustments are based on an estimated purchase price and preliminary purchase price allocation made based on available information and assumptions that Acorn believes are reasonable. Therefore, the amounts in the Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (collectively, the "Pro Forma Financial Information") are subject to change which could be material. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Financial Information. The Pro Forma Financial Information is provided for illustrative purposes only and does not purport to represent what Acorn’s results of operations or financial position would actually have been, had the acquisition occurred on such dates, nor does it purport to project the results of operations or financial position of Acorn for any future period or date.

The Pro Forma Financial Information should be read in conjunction with, and is qualified by reference to, the audited and unaudited consolidated financial statements and accompanying notes of Acorn and Coreworx which are incorporated herein by reference and included herein, respectively.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
As of June 30, 2008
(in thousands)

	Acorn	Coreworx	Pro Forma Adjustments		Note	Pro Forma
ASSETS
Cash and cash equivalents	$16,708	$822	$(2,500 (101	) )	1 1	$14,929
Restricted cash	2,303	--				2,303
Accounts receivable, net	1,547	344				1,891
Unbilled work-in-process	1,443	--				1,443
Inventory	527	--				527
Other current assets	2,473	257				2,730
Total current assets	25,001	1,423				23,823

Property and equipment, net	1,446	202				1,648
Available for sale - Investment in Comverge	14,068	--				14,068
Investment in GridSense	996	--				996
Investment in Paketeria	909	--				909
Other investments	400	--				400
Funds in respect of employee termination	1,940	--				1,940
Restricted cash	618	--				618
Goodwill	4,154	196	(196) 3,693		1 1	7,847
Other intangible assets, net	7,408	762	(762) 3,509		1 1	10,917
Other assets	2,086	--	(92 (1,540	) )	1 2	454
Total assets	$59,026	$2,583				$63,620

LIABILITIES
Short-term debt and current maturities of long-term debt	$70	$30				$100
Trade accounts payable	907	240				1,147
Promissory note payable			3,400		1	3,400
Accrued payroll, payroll taxes and social benefits	934	--				934
Other payables and accrued expenses	2,109	894	(653)		1	2,350
Total current liabilities	4,020	1,164				7,931

Long-term debt	12	1				13
Due to Acorn	--	1,540	(1,540)		2	--
Senior secured debentures and interest payable	--	3,975	(3,975)		1	--
Deferred tax liability	1,550	--				1,550
Liability for employee termination benefits	2,888	--				2,888
Other liabilities	424	--				424
Total long-term liabilities	4,874	5,516				4,875

Minority interests	2,143					2,143

SHAREHOLDERS' EQUITY
Common stock	121	17,909	3 (17,909)	1 1	124
Additional paid in capital	52,672	2,018	1,230 (2,018)	1 1	53,902

Warrants	1,023	--			1,023
Accumulated deficit	(9,181)	(24,024)	(551) 24,024	1 1	(9,732)
Treasury stock	(3,592)	--			(3,592)
Accumulated other comprehensive income	6,946	--			6,946
	47,689	(4,097)			48,671
Total liabilities and equity	$59,026	$2,583			$63,620

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2008
(in thousands, except per share data)

	Acorn	Coreworx	Pro Forma Adjustments	Note	Pro Forma

Sales	$7,902	$749			$8,651
Cost of sales	5,472	1,202			6,674
Gross profit (loss)	2,430	(453)			1,977

Research and development expenses	108	1,395			1,503
Selling, general and administrative expenses	5,239	1,395	126	3	6,760
Operating loss	(2,917)	(3,243)			(6,286)

Finance expense, net	(2,900)	(577)	563	4
			(136)	5	(3,050)
Gain on early redemption of convertible debentures	1,259	--			1,259
Gain on sale of Comverge shares	5,782	--			5,782
Income (loss) before provision for income taxes	1,224	(3,820)			(2,295)

Tax benefit	2	--	46	6	48
	1,226	(3,820)			(2,247)

Minority interests	80	--			80
Share of losses in GridSense	(134)	--			(134)
Share of losses in Paketeria	(661)	--			(661)
Net income (loss)	$511	$(3,820)			$(2,962)

Income (loss) per share - basic	$0.05				$(0.26)
Income (loss) per share - diluted	$0.04				$(0.26)

Weighted average number of shares outstanding - basic	11,138				11,425
Weighted average number of shares outstanding - diluted	11,995				11,425

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007
(in thousands, except per share data)

	Acorn	Coreworx	Pro Forma Adjustments	Note	Pro Forma

Sales	$5,660	$2,960			$8,620
Cost of sales	4,248	2,266			6,514
Gross profit	1,412	694			2,106

Research and development expenses	415	1,031			1,446
Selling, general and administrative expenses	5,390	3,371	252	3	9,013
Operating loss	(4,393)	(3,708)			(8,353)

Finance expense, net	(1,585)	(1,353)	(272) 543	5 4	(2,667)
Settlement expense	--	(3,034)			(3,034)
Gain on sale of shares in Comverge	23,124	--			23,124
Gain on Public offering of Comverge	16,169	--			16,169
Loss on private placement in Paketeria	(37)	--			(37)
Income (loss) before taxes on income	33,278	(8,095)			25,202

Tax benefit	445		109	6	554
	33,723	(8,095)			25,756

Share of losses in Paketeria	(1,206)	--			(1,206)
Net income (loss)	$32,517	$(8,095)			$24,550

Income per share - basic	$3.30				$2.42
Income per share - diluted	$2.80				$2.10

Weighted average number of shares outstanding - basic	9,848				10,135
Weighted average number of shares outstanding - diluted	12,177				12,464

ACORN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1

To consolidate Coreworx equity and to record the preliminary allocation of the purchase price over the historical net assets of Coreworx at June 30, 2008.

In accordance with FASB Statement No. 141, Business Combinations, the assets and liabilities of Coreworx are required to be adjusted to their fair values. The estimated purchase price of $7,326 is the sum of the following: (i) $2,500 representing the cash consideration for the shares of Coreworx, (ii) $3,400 representing the principal amount of 8% one-year promissory notes (iii) $1,233 representing the market value of the 287,500 shares of Acorn common stock issued to the former shareholders of Coreworx (based on the average market price of Acorn shares on the date of the announcement of the transaction and for the two days before and after the announcement in accordance with EITF 99-12 “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination”) and (iv) $193 of estimated transaction costs (of which $92 is included in Other Assets at June 30, 2008 and $101 is deemed paid from cash). The $2,500 of cash and the $3,400 principal amount of the one-year notes were contributed by Acorn to the capital of Coreworx and were delivered by Coreworx to the holders of Coreworx’s debentures in full payment and satisfaction of all principal and accrued interest outstanding on such debentures.

A contingent payment of one-half of the expected net receipt (less fees) by Coreworx of monies due from the Canada Revenue Agency or the Ontario Ministry of Finance in connection with Coreworx’s 2007 scientific research and experimental development tax credit refund claim or Ontario innovation tax credit refund claim for 2007 (collectively, the “SRED Claim”) during the six (6) months immediately following the closing date, is not included in the purchase price as the receipt of the SRED Claim is less than beyond a reasonable doubt.

The final purchase price will be dependent upon the actual amount of the SRED refund (if any) and the actual transaction costs.

The following pro forma adjustments give effect to the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information. These adjustments are subject to the determination of the final purchase price as described above and completion of the valuations as of the date of consummation of the acquisition. Valuations of the specifically identifiable intangible assets are in progress. Consequently, the actual allocation of the purchase price could differ materially from that presented below.

Under the purchase method of accounting, the total consideration and subsequent investment totaling $7,326 is allocated to Coreworx’s identifiable tangible and intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. The purchase price is preliminarily allocated to Coreworx’s assets acquired and liabilities assumed, as follows:

Estimated purchase price		$7,326

Book value of Coreworx’s net liabilities	4,097
Adjustments to historical net book value:
Elimination of existing intangibles and goodwill	958
Adjustment of deferred revenues	(653)
Senior Secured Debentures and interest payable	(3,975)
		427
Balance to allocate		7,753

Allocation to:
In process research and development (immediately expensed)		(551)
Customer contracts and relationships		(881)
Software		(2,628)
Purchase price in excess of fair value of net liabilities acquired (Goodwill)		$3,693

Under US GAAP, in a business combination, revenue that appropriately has been deferred by the acquired enterprise may not represent an assumed liability, or the fair value of the assumed liability may be different from the amount of the deferred revenue on the acquired enterprise's balance sheet. The acquiring enterprise should recognize a liability for the deferred revenue only if the deferredrevenue represents a legal performance obligation assumed by the acquiring enterprise. The amount assigned to that liability should be based on its fair value at the date of acquisition. The fair value of an assumed liability related to deferred revenue, would include the direct and incremental cost of fulfilling the obligation plus a normal profit margin. Accordingly, deferred revenues on Coreworx’s balance sheet have been reduced by $653.

Prior to the purchase of the Coreworx shares, Acorn contributed to the capital of Coreworx $2,500 in cash and $3,400 aggregate principal amount of its 8% one-year promissory notes. The cash and notes were delivered by Coreworx to the holders of Coreworx’s debentures in full payment and satisfaction of all principal and accrued interest outstanding on such debentures. Accordingly, the $3,975 balance of Senior Secured Debentures and interest payable were removed from the June 30, 2008 balance sheet of Coreworx prior to the transaction.

In-process research and development, or IPRD, represents Coreworx’s research and development projects that had not reached technological feasibility and had no alternative future use when acquired. The Company estimates that approximately $551 of the purchase price may represent purchased in-process technology. This is a preliminary estimate that is subject to change. Due to its non-recurring nature, the IPRD expense has been excluded from the unaudited pro forma combined condensed statements of operations. The IPRD cost (if any) will be expensed in the Company’s consolidated statement of operations in year ended December 31, 2008.

For purposes of the Pro Forma Financial Information, the estimated amount of goodwill generated by the transaction of $3,693 is not amortized in accordance with FASB Statement No. 142, “Goodwill and Other Intangible Assets”. Any adjustment to the estimated purchase price of $7,326 would result in a similar adjustment to the estimated goodwill generated by the transaction. Intangible assets with estimable useful lives are amortized over that period. The acquired intangible assets with estimable useful lives include approximately $881 for the estimated fair market value of Coreworx’s customer contracts and relationships and approximately $2,628 for the estimated fair market value of Coreworx’s software. The weighted average estimated useful life of these amortizable intangible assets is approximately 14.5 years. For every $1,000 increase or decrease, amortization expense may increase or decrease by approximately $69 based on the estimated weighted average useful life of intangible assets of 14.5 years.

NOTE 2

To record the elimination of intercompany debt (principal and interest) of $1,540 between Acorn and Coreworx at June 30, 2008.

NOTE 3

To record additional amortization for the fair value of acquired intangibles as follows:

	Six months ended June 30, 2008	Year ended December 31, 2007	Estimated useful life (in years)

Software	$82	$164	16
Customer contracts and related customer relationships	44	88	10
	$126	$252

NOTE 4

To record the elimination of Coreworx interest expense recorded on Senior Secured Debentures which are assumed to have been redeemed at the beginning of the reported period.

	Six months ended June 30, 2008	Year ended December 31, 2007

Interest expense eliminated	$563	$543

NOTE 5

To record Acorn interest expense on the $3,400 principal amount of 8% one-year promissory notes.

NOTE 6

To record the income tax benefit for the Acorn interest expense. The income tax benefit is recorded at Acorn’s effective income tax rate of 40% in the year ending December 31, 2007 and 34% in the six months ending June 30, 2008.
NOTE 7

The reconciliation between Coreworx’s financial statements in Canadian GAAP and Canadian dollars and the pro forma condensed financial statements presented in this report is as follows:

Coreworx Inc.
Unaudited Condensed Consolidated Balance Sheet
As of June 30, 2008
(in thousands)

	Canadian GAAP(2)	US GAAP adjustment(3)	US GAAP Total	US GAAP Total (1)
	C$	C$	C$	US$

Cash and cash equivalents	$838		$838	$822
Accounts receivable	351		351	344
Other current assets	262		262	257
Property and equipment, net	206		206	202
Goodwill	200		200	196
Other intangibles assets, net	777		777	762
Total assets	2,634		2,634	2,583

Accounts payable	245		245	240
Current portion of capital leases and maturities of term loan	31		31	30
Other payables and accrued expenses	911		911	894
Long-term debt	1		1	1
Senior secured debentures and interest payable	4,053		4,053	3,975
Due to Acorn	1,570		1,570	1,540
Total liabilities	6,811		6,811	6,680

Common stock	18,979	(717)	18,262	17,909
Additional paid in capital	640	1,417	2,057	2,018
Accumulated deficit	(23,796)	(700)	(24,496)	(24,024)
Capital deficiency	(4,177)	--	(4,177)	(4,097)

Total liabilities and capital deficiency	$2,634		$2,634	$2,583

(1)
The Coreworx amounts included in the condensed pro forma consolidated balance sheet were translated into US dollars using an exchange rate of 0.9807 Canadian dollars per US dollar, which was the representative exchange rate for June 30, 2008.

(2)
The Coreworx balance sheet statement was reclassified to conform to Acorn’s financial statements presentation. The main reclassifications are: 1) accrued liabilities are presented under the item Other payables and accrued expenses; and 2) current portion of obligations under capital leases and demand loan are presented under the item Short-term debt and current maturities of long-term debt.

(3)	The nature of these adjustments is described in Note 16 of the interim consolidated unaudited financial statements as of June 30, 2008.

Coreworx Inc.
Unaudited Condensed Statement of Operations
For the Six Months Ended June 30, 2008
(in thousands)

	Canadian GAAP(6)	US GAAP adjustment(5)	US GAAP Total	US GAAP Total (4)
	C$	C$	C$	US$

Sales	$755		$755	$749
Cost of sales	1,211		1,211	1,202
Gross loss	(456)		(456)	(453)
Research and development expenses	1,405		1,405	1,395
Selling, general and administrative expenses	1,385	20	1,405	1,395
Operating loss	(3,246)	(20)	(3,266)	(3,243)
Finance expense, net	(581)		(581)	(577)
Net loss	$(3,827)	$(20)	$(3,847)	$(3,820)

(4)
The Coreworx amounts included in the condensed pro forma consolidated statement of operations were translated into US dollars using an exchange rate of 0.9925 Canadian dollars per US dollar, which was the average of the representative exchange rate for the six months ended June 30, 2008.

(5)
The Coreworx statement of operations was reclassified to conform to Acorn’s financial statements presentation. The main reclassifications are: 1)Sales and marketing, amortization of capital assets and stock-based compensation are presented under the item Selling, general and administrative expenses; and 2) Foreign exchange loss, interest expense and interest and other income is presented under the item Finance expense, net.

(6)	The nature of these adjustments is described in Note 16 of the interim consolidated unaudited financial statements as of June 30, 2008.

Coreworx Inc.
Unaudited Condensed Statement of Operations
For the Year Ending December 31, 2007
(in thousands)

	Canadian GAAP(8)	US GAAP adjustment(9)	US GAAP Total	US GAAP Total (7)
	C$	C$	C$	US$

Sales	$3,179		$3,179	$2,960
Cost of sales	2,434		2,434	2,266
Gross profit	745		745	694
Research and development expenses	1,107		1,107	1,031
Selling, general and administrative expenses	3,545	75	3,620	3,371
Operating loss	(3,907)	(75)	(3,982)	(3,708)
Finance expense, net	(1,677)	224	(1,453)	(1,353)
Gain on early extinguishment of convertible debentures	265	(265)	--	--
Settlement expense	--	(3,258)	(3,258)	(3,034)
Net loss	$(5,319)	$(3,374)	$(8,693)	$(8,095)

(7)
The Coreworx amounts included in the condensed pro forma consolidated statement of operations were translated into US dollars using an exchange rate of 0.9311 Canadian dollars per US dollar, which was the average of the representative exchange rate for the year ended December 31, 2007.

(8)
The Coreworx statement of operations was reclassified to conform to Acorn’s financial statements presentation. The main reclassifications are: 1)Sales and marketing, amortization of capital assets and stock-based compensation are presented under the item Selling, general and administrative expenses; and 2) Foreign exchange loss, interest expense and interest and other income is presented under the item Finance expense, net.

(9)	The nature of these adjustments is described in Note 18 of the consolidated audited financial statements as of December 31, 2007.